CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We consent to the use in this Registration Statement on Form SB-2 of our report dated November 1, 2004, relating to the financial statements of Sparta Holding Corp .



s/ Kempisty & Company, CPAs, P.C.
---------------------------------
Kempisty & Company, CPAs, P.C.
New York, New York


Dated: November 19, 2004